Exhibit 99.1
ESS Tech, Inc. Announces First Quarter 2026 Financial Results
Advancing Commercial Opportunities: Project New Horizon Collaboration with Salt River Project and Google, Large Capacity Energy Storage System for the U.S. Department of the Air and Space Force, Strategic Partnership with Alsym, Successful Commissioning of LDES at TID
Burbank Water and Power/APPA Efficacy Report Provides Validates ESS Iron Flow Technology; VoltStorage GmbH Assets Acquisition Strengthens Technology Platform and Intellectual Property Base
Strengthened Liquidity Position Supports Execution Across Energy Base Development, Commercial Execution and Go-to-Market Priorities
Management to Host Webcast and Conference Call Today at 5:00 p.m. ET
WILSONVILLE, Ore. – May 7, 2026 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems (“LDES”) for commercial and utility-scale applications, today announced financial results for its first quarter ended March 31, 2026.
“The first quarter and second quarter to date reflect continued initiatives to reset ESS around execution, capital discipline, and scalable commercial opportunities,” said Drew Buckley, Chief Executive Officer of ESS. “We continued to strengthen our leadership team, improve our financial position, and sharpen our operating focus as we advance into the Company’s next phase. We advanced Project New Horizon with Salt River Project and Google, were awarded a $9.9 million contract with Concurrent Technologies Corporation (“CTC”) and the United States Air Force Research Laboratory (“AFRL”) for a large capacity energy storage system, recently announced our partnership with Alsym Energy, and added commercial leadership with the appointment of Randy Selesky as Chief Commercial Officer.
“On the technology side, the final report issued in connection with Burbank Water and Power for the American Public Power Association (“APPA”) to evaluate the application of ESS’s Iron Flow Battery technology in a real-world utility environment. The report concluded that ESS’s Iron Flow Battery technology works as intended and there is a use case for this battery technology in a utility’s overall energy storage strategy. We believe that our acquisition of VoltStorage GmbH’s assets has strengthened and expanded our intellectual property base and technology platform.
“Looking ahead, we expect commercial activity to increase as projects progress from contracting to delivery and commissioning, supported by an active pipeline across targeted end markets. Recent progress reinforces what we believe is growing demand for resilient, domestically produced long-duration energy storage, and we believe our commercial and technology momentum better positions ESS to convert growing demand for safe, long-duration, American-made energy storage into meaningful commercial progress.”
First Quarter 2026 and Subsequent Highlights
•Final report issued by Burbank Water and Power for the American Public Power Association concluded that ESS’s Iron Flow Battery technology works as intended and there is a use case for this battery technology in a utility’s overall energy storage strategy.
•Successfully commissioned two ESS Iron Flow battery systems at Turlock Irrigation District (“TID”) in California’s Central Valley, pairing ESS Iron Flow battery technology with solar panels, designed to generate renewable electricity while helping reduce water evaporation.
•Signed a letter of intent for a strategic partnership with Alsym Energy, a pioneer in non-flammable, high performance sodium-ion batteries, to develop next generation battery solutions designed to address use cases traditionally served by lithium-ion systems but without the inherent thermal runaway risks associated with lithium chemistries.
•Engaging with international investor relations specialists MZ Group to lead a comprehensive strategic investor relations and financial communications program across all key markets.
•Announced a collaboration framework with Salt River Project and Google for Project New Horizon at SRP’s Copper Crossing Energy and Research Center in Florence, Arizona. The 5 MW / 50 MWh pilot will deploy ESS’s Energy Base technology. Manufacturing is expected to begin in 2026 and delivery is targeted for December 2027.
•Appointed Randall Selesky as Chief Commercial Officer to lead global commercial strategy, sales, marketing, product management, and business development. Mr. Selesky brings more than 20 years of leadership in the energy sector, including more than a decade in the battery storage industry and previously served as Chief Commercial Officer at VoltStorage.
•Acquired the intellectual property and assets of VoltStorage GmbH, adding VoltStorage's patents, technical development work, and key personnel to ESS’s existing platform.
•Closed $15 million registered direct offering at $1.75 per share, which was a premium to the January 28, 2026 closing price. The financing is intended to support general corporate purposes and working capital.
•Awarded a $9.9 million contract with Concurrent Technologies Corporation and the United States Air Force Research Laboratory for a large capacity energy storage system of up to 27 MWh to support U.S. operations.
•Announced leadership changes naming Drew Buckley as Chief Executive Officer, Kelly Goodman as Chief Strategy Officer and General Counsel, and Kate Suhadolnik as Chief Financial Officer as the Company continued its leadership and organizational reset focused on governance, execution, and financial discipline.
First Quarter 2026 Financial Highlights
•Revenue was $128 thousand for the three months ended March 31, 2026, compared with $0.6 million in the prior-year period due to fewer deliveries of equipment to customers.
•Total operating expenses decreased 33% to $6.7 million for the three months ended March 31, 2026, compared with $10.0 million in the prior-year period. The decrease was primarily due to a decrease in sales and marketing expenses of $1.7 million, and a decrease in general and administrative expenses of $1.7 million, reflecting our ongoing commitment to reduce sales and marketing and general administrative expenses as part of our efforts to prioritize investment in our product development.
•Net loss improved to $(15.9) million, or $(0.54) per share, for the three months ended March 31, 2026, compared with $(18.0) million, or $(1.50) per share, in the prior-year period.
•Adjusted EBITDA loss improved 31% year-over-year to $(10.3) million for the three months ended March 31, 2026 compared to $(15.0) million for the three months ended March 31, 2025.
•Net cash used in operating activities was $13.5 million for the three months ended March 31, 2026, compared with $18.2 million in the prior-year period.
•Unrestricted cash and cash equivalents were $15.5 million as of March 31, 2026, and short-term investments were $6.0 million, representing total liquidity of $21.5 million.
Kate Suhadolnik, Chief Financial Officer of ESS, commented, “We remain focused on expense control, liquidity, and maintaining financial flexibility as we support the business through its transition and commercialization efforts. Total operating expenses declined 33% year-over-year and we also benefited from the capital raised through our registered direct offering during the quarter. We ended the quarter with $15.5 million in unrestricted cash and cash equivalents and $6.0 million in short-term investments, representing total liquidity of $21.5 million. We remain focused on the strategic allocation of capital as we advance our operational and commercialization priorities.”
Conference Call Details

ESS Chief Executive Officer Drew Buckley and Chief Financial Officer Kate Suhadolnik will host the conference call, followed by a question-and-answer period. The call will be accompanied by a presentation, which will be available following the call via the investor relations section of the Company’s website.
To access the call, please use the following information:

Date:	Thursday, May 7, 2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Dial-in:	1-833-461-5787
International:	Please Refer to Earnings Call Announcement Press Release for More Info
Meeting ID:	512803249
Webcast:	https://events.q4inc.com/attendee/512803249
The replay can be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company's website.
About ESS, Inc.
ESS (NYSE: GWH) is the leading manufacturer of long-duration iron flow energy storage solutions. ESS was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source iron, salt, and water, ESS iron flow technology enables energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, ESS includes Adjusted EBITDA, which is a non-GAAP performance measure that ESS uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), ESS has provided herein a reconciliation of the non-GAAP financial measures contained in this presentation and the accompanying earnings call to the most directly comparable measures under GAAP. ESS’ management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, ESS’ management intends to provide investors with a meaningful, consistent comparison of ESS’ profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
ESS defines and calculates Adjusted EBITDA as net loss before interest expense (income), net, stock-based compensation, depreciation and amortization, loss (gain) on revaluation of common stock warrant liabilities, financing costs and other income, net as they are not indicative of business operations.
Forward-Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company and other matters that involve substantial risks and uncertainties. These statements may discuss the management team's goals, beliefs, hopes, intentions and expectations as to future plans, trends, events, results of operations and financial condition and the related potential effects on ESS, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the Company's management. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Examples of forward-looking statements include, among others, statements pertaining to statements made by the Company’s Chief Executive Officer and Chief Financial Officer, statements pertaining to the Company’s 2026 outlook and beyond, cash position, the potential and capabilities of the Company’s technology and platform, advancement of operational and commercialization priorities, the Company’s ability to execute on Project New Horizon, including the timing for manufacturing and delivery for Project New Horizon, as well as statements regarding the Company’s partnerships, employees, commercial expectations regarding sales order and pipeline, the expected integration of the VoltStorage intellectual property and technology, ESS product development and manufacturing, and relationships with customers. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to: barriers we face in our attempts to produce our energy storage products; risks related to the Company’s ability to execute and meet timelines related to Project New Horizon; our products being in the early stage of commercialization and aspects of our technology not having been fully field tested; our inability to develop our business and effectively commercialize our energy storage products; our dependence on third-party suppliers;; our ability to secure or maintain long-term supply relationships with critical suppliers; delays, disruptions or quality control problems in our manufacturing operations; our ability to adequately control our costs, effectively scale our operations and achieve our cost reduction strategy; our reliance on complex machinery; our ability to increase our production capacity; product recalls, defects or performance problems with our products; required maintenance being performed incorrectly or maintenance requirements exceeding our current expectations; our history of losses; our ability to continue as a “going concern”; our ability to secure binding orders; failure to deliver the benefits offered by our technology; inability to achieve market acceptance of our products; our ability to sell effectively to large customers; failure to accurately estimate future supply and demand for our products and services; failure to manage our growth effectively; failure to meet the obligations under our sales contracts and service agreements; our ability to complete on schedule and within budget; loss of a member of our senior management or other key personnel; changes to our leadership team; expansions into new markets, product lines or services; our warranty obligations; failure to identify or complete commercial or financial transactions; changes in the global trade environment; our projects relationships with related parties; regulatory challenges; our ability to protect our intellectual property; and our ability to raise capital in the near future; general economic and market conditions as well as geopolitical developments and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed on March 5, 2026 and the Company's other filings with the U.S. Securities and Exchange Commission. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Company
investors@essinc.com
Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
GWH@mzgroup.us
www.mzgroup.us

ESS Tech, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue:
Revenue	$122	$571
Revenue - related parties	6	28
Total revenue	128	599
Cost of revenue	7,166	8,746
Gross loss	(7,038)	(8,147)
Operating expenses
Research and development	2,625	2,478
Sales and marketing	254	1,950
General and administrative	3,863	5,571
Total operating expenses	6,742	9,999
Loss from operations	(13,780)	(18,146)
Other (expense) income, net
Interest (expense) income, net	(2,496)	216
Gain (loss) on revaluation of common stock warrant liabilities	344	(115)
Other income, net	10	19
Total other (expense) income, net	(2,142)	120
Net loss and comprehensive loss to common stockholders	$(15,922)	$(18,026)

Net loss per share - basic and diluted	$(0.54)	$(1.50)

Weighted-average shares used in per share calculation - basic and diluted	29,294,336	12,033,442

ESS Tech, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$15,489	$14,477
Restricted cash, current	806	806
Accounts receivable, net	37	13
Short-term investments	5,966	7,557
Inventory	123	140
Prepaid expenses and other current assets	2,353	3,254
Total current assets	24,774	26,247
Property and equipment, net	16,293	17,224
Intangible assets, net	2,615	2,682
Operating lease right-of-use assets	3,341	3,767
Restricted cash, non-current	918	618
Other non-current assets	631	634
Total assets	$48,572	$51,172
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,333	$3,023
Accrued and other current liabilities	9,453	11,097
Accrued product warranties	985	985
Operating lease liabilities, current	1,851	1,784
Deferred revenue, current	346	359
Financing obligations, current	9,045	8,044
Total current liabilities	23,013	25,292
Operating lease liabilities, non-current	1,566	2,060
Financing obligations, non-current	8,992	9,291
Deferred revenue, non-current - related parties	5,297	5,297
Common stock warrant liabilities	229	573
Other non-current liabilities	29	41
Total liabilities	39,126	42,554
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of March 31, 2026 and December 31, 2025)	—	—
Common stock ($0.0001 par value; 1,000,000,000 shares authorized, 27,922,991 and 22,377,003 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	3	2
Additional paid-in capital	871,184	854,435
Accumulated deficit	(861,741)	(845,819)
Total stockholders' equity	9,446	8,618
Total liabilities and stockholders' equity	$48,572	$51,172

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(15,922)	$(18,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,379	1,540
Non-cash interest expense (income)	2,477	(137)
Non-cash lease expense	426	361
Stock-based compensation expense	1,064	1,234
Change in fair value of common stock warrant liabilities	(344)	115
Other non-cash expenses, net	2	58
Changes in operating assets and liabilities:
Accounts receivable, net	(24)	(19)
Inventory	17	(1,243)
Prepaid expenses and other assets	904	2,130
Accounts payable	(1,732)	497
Accrued and other liabilities	(2,266)	(3,027)
Accrued product warranties	—	(1,260)
Deferred revenue	(13)	(62)
Operating lease liabilities	(427)	(399)
Net cash used in operating activities	(13,459)	(18,238)

Cash flows from investing activities:
Purchases of property and equipment	(930)	(762)
Maturities and purchases of short-term investments, net	1,655	14,014
Net cash provided by investing activities	725	13,252

Cash flows from financing activities:
Proceeds from issuance of common stock via ATM, net of issuance costs	2,133	—
Proceeds from issuance of common stock and common stock warrants via RDO, net of issuance costs	13,553	—
Payments on financing obligations	(10,840)	—
Proceeds from financing arrangements	9,200	—
Proceeds from stock options exercised	—	4
Repurchase of shares from employees for income tax withholding purposes	—	(17)
Net cash provided by (used in) financing activities	14,046	(13)

Net change in cash, cash equivalents and restricted cash	1,312	(4,999)
Cash, cash equivalents and restricted cash, beginning of period	15,901	15,195
Cash, cash equivalents and restricted cash, end of period	$17,213	$10,196

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Operating leases included in cash used in operating activities	$531	$438
Interest	341	—
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	19	4,277

Cash and cash equivalents	$15,489	$8,422
Restricted cash, current	806	906
Restricted cash, non-current	918	868
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$17,213	$10,196

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(15,922)	$(18,026)
Interest expense (income), net	2,496	(216)
Stock-based compensation	1,064	1,234
Depreciation and amortization	2,379	1,540
(Gain) loss on revaluation of common stock warrant liabilities	(344)	115
Financing costs	75	418
Other income, net	(10)	(19)
Adjusted EBITDA	$(10,262)	$(14,954)